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                                                                       EXHIBIT C

                          CARROLS HOLDINGS CORPORATION

                             STOCKHOLDERS AGREEMENT

               THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of _______, 1997 by and among Carrols Holdings Corporation, a Delaware corporation (the "Company"), Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P. (together with Madison Dearborn Capital Partners,
L.P., the "Investors"), Atlantic Restaurants, Inc. ("ARI"), Alan Vituli ("Vituli") and the Management Investors (as defined herein). For purposes of this Agreement, the Management Holders (as defined herein), ARI, the Investors and Vituli are collectively referred to as the "Stockholders"). Capitalized terms used herein are defined in paragraph 11 hereof.

               The Investors shall purchase certain shares of the Company's Common Stock pursuant to a stock purchase agreement among the Company, the Investors and ARI (the "Purchase Agreement") dated as of February 25, 1997.

               The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred. The execution and delivery of this Agreement is a condition to the Investors' purchase of the Company's and ARI's stock pursuant to the Purchase Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

               1.     Board of Directors.

               (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each holder of Stockholder Shares shall vote all of such holder's Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within such holder's control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:





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                      (i) the authorized  number of directors on the Board shall be established at eight directors, or, as provided in subparagraph (e) below, six directors;

                      (ii) the  following  individuals  shall be  elected to the
        Board:

                             (A) subject to paragraph 1(c) below, three representatives designated by the Investors (the "Investor Directors"); provided that so long as the Investors are entitled to three Investor Directors, one of the Investor Directors shall not be an employee or officer of either of the Investors or any of their Affiliates and such director shall not be elected to or remain on the Board unless there are three ARI Directors serving on the Board at such time but if and only if ARI is entitled to three ARI Directors at such time;

                             (B) subject to paragraph 1(d) below, three representatives designated by ARI (the "ARI Directors"); provided that so long as ARI is entitled to three ARI Directors, one of the ARI Directors shall not be an employee or officer of ARI or any of its Affiliates and such director shall not be elected to or remain on the Board unless there are three Investor Directors serving on the Board at such time but if and only if the Investors are entitled to three Investor Directors at such time; and

                             (C) so long as Vituli is the Chief Executive Officer of Carrols Corporation ("Carrols"), two representatives designated by Vituli who shall be executive officers of Carrols (the "Management Directors");

                      (iii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

                      (iv) any committees of the Board or a Sub Board shall be created, and the members thereof determined, only with the approval of a majority of the Investor Directors and a majority of the ARI Directors (it being understood that (x) the audit committee and the compensation committee, which committees shall be created on the date hereof, shall not include any Management Directors and (y) at least one of the Management Directors shall serve on all other committees (if any) of the Board);

                      (v) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder by the Investors, ARI or Vituli shall be at the Investors', ARI's or Vituli's written request, respectively, but only upon such written request and under no other circumstances, and if any Management Director ceases to be an employee of the Company and its Subsidiaries, he shall be removed as a director promptly after his employment ceases; and

                      (vi) (A) in the event that any Investor Director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or Sub Board shall be filled by a representative designated as provided in subparagraph (ii)(A) above, (B) in the event that any ARI Director ceases to serve as a


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        member  of the  Board or a Sub  Board  during  his term of  office,  the resulting vacancy on the Board or Sub Board shall be filled by a representative designated as provided in subparagraph (ii)(B) above, and
        (C) in the event that any Management Director ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or Sub Board shall be filled by a representative designated as provided in subparagraph (ii)(C) above.

               (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. In addition, the Company shall pay to each Investor Director and each ARI Director an annual fee in an amount determined by the Board from time to time to be paid by the Company to each non-employee director as and when determined by the Board. So long as any Investor Director, ARI Director or Management Director serves on the Board or a Sub Board, and for five years thereafter, the Company's Restated Certificate of Incorporation and Bylaws shall provide for the indemnification and exculpation or directors to the fullest extent permitted under applicable law.

               (c) Subject to paragraph (h) below, at such time as the Investor Holders hold in the aggregate less than (i) 80% of the Stockholder Shares held by the Investors on the date hereof, the number of Investor Directors shall be reduced to two directors and ARI, if the number of the ARI Directors has not been reduced pursuant to paragraph (d) below, shall then have the right to designate an additional ARI Director, which individual shall serve as an ARI Director pursuant to the provisions of this paragraph 1; (ii) 65% of the Stockholder Shares held by the Investors on the date hereof, the number of Investor Directors shall be reduced to one director and ARI, if the number of the ARI Directors has not been reduced pursuant to paragraph (d) below, shall then have the right to designate two additional ARI Directors, which individuals shall serve as ARI Directors pursuant to the provisions of this paragraph 1; and
(iii) 33% of the Stockholder Shares held by the Investors on the date hereof, the number of Investor Directors shall be reduced to zero and ARI, if the number of the ARI Directors has not been reduced pursuant to paragraph (d) below, shall then have the right to designate an additional three ARI Directors, which individuals shall serve as ARI Directors pursuant to the provisions of this paragraph 1.

               (d) Subject to paragraph (h) below, at such time as the ARI Holders hold in the aggregate less than (i) 80% of the Stockholder Shares held by ARI on the date hereof, the number of ARI Directors shall be reduced to two directors and the Investors, if the number of the Investor Directors has not been reduced pursuant to paragraph (c) above, shall then have the right to designate an additional Investor Director, which individual shall serve as an Investor Director pursuant to the provisions of this paragraph 1; (ii) 65% of the Stockholder Shares held by ARI on the date hereof, the number of ARI Directors shall be reduced to one director and the Investors, if the number of the Investor Directors has not been reduced pursuant to paragraph (c) above, shall then have the right to designate two additional Investor Directors, which individuals shall serve as Investor Directors pursuant to the provisions of this paragraph 1; and (iii) 33% of the Stockholder Shares held by ARI on the date hereof, the number of ARI Directors shall be reduced to zero and the Investors, if the number of the Investor Directors has not been reduced



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pursuant  to  paragraph  (c) above,  shall then have the right to  designate  an additional three Investor Directors, which individuals shall serve as Investor Directors pursuant to the provisions of this paragraph 1.

               (e) If Vituli ceases to be Chief Executive Officer of Carrols, his right to designate any Management Directors under this paragraph 1 shall cease immediately, the Management Directors shall resign or be removed from the Board hereunder and the size of the Board shall be reduced to six directors.

               (f) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law; provided that the Stockholders shall vote to remove such individual if the party which failed to designate such directorship so directs.

               (g) Each of (i) the Investors and (ii) ARI shall be entitled to appoint up to two individuals (who shall be officers or employees of the Investors or their Affiliates or of ARI or its Affiliates, respectively) who may attend as an observer all meetings of the Board (the "Board Attendees"); provided that only one appointee of each of the Investors and ARI shall be entitled to attend any given meeting of the Board. The Company shall give written notice of each meeting of the Board to such individuals at the same time and in the same manner as notice is given to the directors (which notice shall be promptly confirmed in writing to such Person). The Board Attendees shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall give written notice thereof to each Board Attendee prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. At such time as the Investors or ARI appoint a new Board Attendee, the Investors or ARI, as the case may be, shall promptly provide notice to the Company of such action and the identity of such new Board Attendee.

               (h) The provisions of this paragraph 1 shall continue to be in effect following the consummation of the Company's initial Public Offering, except that thereafter, neither ARI nor the Investors shall be entitled to designate any additional directors under paragraphs (1)(c) or (1)(d), respectively.

               2. Representations and Warranties. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder



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of Stockholder  Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

               3. Retention of Stockholder Shares. Until the fourth anniversary of the date of this Agreement, neither Vituli nor any Management Investor shall sell, transfer, assign, pledge or otherwise dispose of any Stockholder Shares held by him on the date hereof or hereafter acquired, except pursuant to an Approved Sale or a Public Sale; provided that nothing contained in this paragraph 3 shall prohibit Vituli or any Management Investor from transferring Stockholder Shares as permitted by paragraphs 4(d) and 4(e) hereof; and provided further that the provisions of this paragraph 3 shall terminate and cease to be effective (i) upon the consummation of a Qualified Public Offering or an Approved Sale, (ii) upon the termination of such individual's employment with the Company or any of its Subsidiaries because of such individual's death, Permanent Disability, termination for Good Reason or termination without Cause, or (iii) upon a Change in Control. For purposes of this paragraph 3, the terms "Permanent Disability", "Good Reason", "Cause" and "Change of Control" shall have the definitions ascribed to them in the Executive Option Agreements.

               4. Restrictions on Transfer of Stockholder Shares.

               (a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in Stockholder Shares (a "Transfer"), except pursuant to a Public Sale or an Approved Sale (an "Exempt Transfer") or pursuant to this paragraph 4; provided that in no event shall any Transfer of Stockholder Shares pursuant to this paragraph 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time.

               (b) Sale Notice. Prior to making any Transfer other than an Exempt Transfer, any holder of Stockholder Shares intending to make such a Transfer (the "Transferring Stockholder") shall deliver written notice (the "Sale Notice") to the Company and to each Investor Holder, each ARI Holder and each Management Holder other than the Transferring Stockholder (the "Other Holders"). The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred (the "Specified Shares") and the terms and conditions of the proposed Transfer. No Transferring Stockholder shall consummate any such Transfer until 45 days after the Sale Notice has been delivered to the Company and to the Other Holders, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 45-day period.

               (c) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Specified Shares upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Transferring Stockholder and the Other Holders within 30 days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Specified Shares within such 30-day period, each of the Other Holders may elect to purchase any or all of the Specified Shares set forth in the Sale Notice at the price and on the terms specified therein by delivering written notice of such election



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to the  Transferring  Stockholder and the Other Holders as soon as practical but in any event within 45 days after delivery of the Sale Notice. If the Other Holders have in the aggregate elected to purchase more than the Specified Shares, the Specified Shares shall be allocated among the Other Holders electing to purchase shares pro rata based on the number of Stockholder Shares owned by such Other Holder. If the Company or the Other Holders have elected to purchase Specified Shares, the purchase of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the delivery of the election notice to the Transferring Stockholder. If the Company and the Other Holders have not elected to purchase all of the Specified Shares, the Transferring Stockholder may transfer the remaining Specified Shares at a price and on terms no more favorable to the transferee(s) thereof than those specified in the Sale Notice. Any Specified Shares not so transferred by the Transferring Stockholder within 30 days shall be reoffered to the Company and the Other Holders pursuant to this paragraph 4(c) prior to any subsequent Transfer.

               (d) Co-Sale Rights. Any Other Holders who have not elected to purchase Specified Shares from the Transferring Stockholder pursuant to paragraph 4(c) may elect to participate in the proposed Transfer by delivering written notice to the Transferring Stockholder and the Company within 45 days after the Sale Notice has been delivered by the Transferring Stockholder. If any such Other Holder elects to participate in such Transfer (a "Participating Stockholder"), the Transferring Stockholder and each Participating Stockholder shall be entitled to sell in the contemplated Transfer, on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by the Participating Stockholder by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and all Participating Stockholders and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

        For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the
        Transferring   Stockholder   at  such   time  owns  30%  of  all
        Stockholder Shares and if the Participating Stockholder owns 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30%[div]50% x 100 shares) and the Participating Stockholder would be entitled to sell 40 shares (20%[div]50% x 100 shares).

Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholder in any such contemplated Transfer, and no Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Participating Stockholder. Each Person transferring Stockholder Shares pursuant to this paragraph 4(d) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of any expenses incurred in connection with such Transfer and shall be obligated to join on a pro rata basis in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); provided that no holder shall be obligated in connection with such Transfer to agree to


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indemnify or hold harmless the  transferees  with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer. In the event that any Management Holder elects neither to purchase any Specified Shares pursuant to paragraph 4(c) nor to participate in any Transfer pursuant to the terms of this paragraph 4(d), those shares which such Management Holder would have been entitled to sell in such Transfer (the "Management Participating Shares") shall cease to be subject to the restrictions set forth in paragraph 3 hereof, but shall continue to be subject to the restrictions set forth in this paragraph 4. Notwithstanding the foregoing, in the event that the participation of any Management Holder pursuant to this paragraph 4(d) would result in a Change of Control, the prior written consent of ARI (if the Transferring Stockholder is one of the Investors) or the Investors (if the Transferring Stockholder is ARI), as the case may be, shall be required for such Management Holder to participate in such Transfer.

               (e) Permitted Transfers. The restrictions set forth in this paragraph 4 shall not apply with respect to any Transfer of Stockholder Shares by any Person (i) in the case of an individual, pursuant to applicable laws of descent and distribution or among such individual's Family Group or (ii) in the case of a Person other than an individual, among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 4 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. For purposes of this Agreement, "Family Group" means an individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual's spouse and/or descendants, and "Affiliate" of a Person other than an individual means any other Person, directly or indirectly controlling, controlled by or under common control with such Person or, with respect to any partnership, any partner thereof. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all of any portion of such party's interest in any such Permitted Transferee.

               (f) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph 4 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale or an Approved Sale.

               5.  Company Covenants.

               (a) Financial Statements and Other Information. The Company shall deliver to (x) the Investors (so long as the Investors and their Affiliates hold in the aggregate at least 5% of the outstanding Common Stock),
(y) ARI (so long as ARI and its Affiliates hold in the aggregate at least 5% of the outstanding Common Stock) and (z) Vituli (so long as Vituli and Daniel T. Accordino hold in the aggregate at least 2% of the outstanding Common Stock (including shares of Common Stock into which their options may be exercised) and Vituli holds some amount of such Common Stock):

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                      (i) as soon as  available  but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and, unless the Company, the Investors and ARI mutually agree otherwise, unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall be certified by the Company's chief financial officer;

                      (ii) accompanying the financial statements referred to in subparagraph (i), (a) an officer's certificate on behalf of the Company stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto, and (b) a summary prepared by management of the Company describing significant aspects of the Company's and its Subsidiaries' operations and financial affairs (including, but not limited to, material deviations from the Company's annual or other budgets, material breaches or defaults under material agreements or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary));

                      (iii) upon the completion thereof, but in no event later than 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Common Stock that is unqualified with respect to the scope of such firm's examination, (b) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the financial provisions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

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                      (iv)  promptly  upon  receipt   thereof,   any  additional
        reports, management letters or other detailed information concerning significant aspects of the Company's and its Subsidiaries' operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                      (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

                      (vi) within ten days after transmission thereof, copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                      (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 5(a) may reasonably request.

               (b) Inspection of Property. The Company shall permit any representatives designated by (x) the Investors (so long as the Investors and their Affiliates hold in the aggregate at least 5% of the outstanding Common Stock), (y) ARI (so long as ARI and its Affiliates hold in the aggregate at least 5% of the Common Stock), or (z) Vituli (so long as Vituli and Daniel T. Accordino hold in the aggregate at least 2% of the outstanding Common Stock (including shares of Common Stock into which their options may be exercised) and Vituli holds some amount of such Common Stock) , upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by the Investors or ARI to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

               (c) Restrictions. The Company shall not, without the prior written consent of the Investors (so long as the Investors and their Affiliates hold at least 50% of the Common Stock owned by the Investors on the date hereof) and of ARI (so long as ARI and its Affiliates hold at least 50% of the Common Stock owned by ARI on the date hereof):

                      (i) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities, except for
        (A) the redemption of any preferred stock issued and outstanding as of the date hereof in accordance with and as permitted by the Company's Restated Certificate of Incorporation and senior notes and other lending arrangements and (B) the repurchase of shares of Common Stock from former employees of the Company and its Subsidiaries in connection with the termination of their employment in an aggregate amount not exceeding $1,000,000;

                      (ii) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities, except for dividends on the Company's Class A Preferred Stock issued and outstanding as of the date hereof in accordance with and as permitted by the Company's Restated Certificate of Incorporation, dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock and repurchases permitted under paragraph 5(c)(i);

                      (iii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                      (iv) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities or containing any profit participation features), or any stock options, stock appreciation rights, phantom stock rights or similar rights, except for shares of Common Stock issued upon exercise of the options pursuant to the Executive Option Agreements and options that have been or may, from time to time, be approved by the compensation committee of the Board;

                      (v) merge or consolidate with any Person or, except as permitted by subparagraph (vii) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

                      (vi) other than sale/leaseback  transactions  entered into in the ordinary course of business, sell, lease (as lessor) or otherwise dispose of, or permit any Subsidiary to sell, lease (as lessor) or otherwise dispose of, more than $3,000,000 of assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions;

                      (vii) acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or any joint venture, guarantee of any obligation, or make any Investment, loan or advance in each case involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $10,000,000 in any one transaction or series of related transactions or exceeding $25,000,000 in the aggregate (the "Threshold Amount") for all such transactions consummated after the date of this Agreement. Notwithstanding the foregoing, to the extent that such transaction or series of related transactions was approved by the Board or was otherwise consummated, but the prior written consent of the Investors and ARI was not obtained pursuant to this paragraph 5(c), the aggregate consideration involved in such transaction or series of related transactions shall be included in calculating whether or not the Threshold Amount has been met. At such time as the Threshold Amount has been met, all such transactions or series of related transactions which follow shall require the prior written consent of the Investors and ARI in accordance with this paragraph 5(c);

                      (viii) other than any Indebtedness outstanding from time to time under the Loan Agreement and other than Indebtedness arising from sale/leaseback transactions entered into by the Company or any of its Subsidiaries in the ordinary course of business, create, incur or assume, or permit any Subsidiary to create, incur or assume any Indebtedness exceeding an aggregate principal amount of $10,000,000 outstanding at any time on a consolidated basis;

                      (ix) amend or modify any  provision of the Loan  Agreement which would increase the aggregate maximum principal amount of Indebtedness permitted to be outstanding at any time pursuant to the terms thereof or which would extend the maturity date of such Indebtedness by more than one year;

                      (x) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied, but excluding capital expenditures arising from damage to the Company's property to the extent such damage is covered by the Company's insurance) on a consolidated basis during any fiscal year exceeding by more than $1,000,000 the Company's capital budget approved by the Board for such year, as modified by the Board at any time;

                      (xi)  make  any  amendment  to  the   Company's   Restated
        Certificate of Incorporation or the Company's Bylaws or file any certificate of designations with the Delaware Secretary of State;

                      (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a material beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

                      (xiii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than Burger King franchise restaurants;

                      (xiv) amend, modify or waive any provision of the 1996 Plan or any other stock option plan other than by action of the compensation committee of the Board; or

                      (xv) approve or consummate a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, consolidation or otherwise) to any Independent Third Party or group of Independent Third Parties (any of the foregoing which have been so approved, being referred to herein as an "Approved Sale").

In the event of an Approved Sale, the holders of Stockholder Shares shall bear their pro rata share (based upon the proceeds to be received by the holders of Stockholder Shares) of the costs of any sale of Stockholder Shares in connection therewith to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with this paragraph shall be deemed to be for the benefit of all holders of Stockholder Shares. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder. The provisions of this paragraph shall terminate upon a Qualified Public Offering.

               Notwithstanding the foregoing, the Company shall not be required to obtain the prior written consent of the Investors, following an Investor Material Change, or ARI, following an ARI Material Change, with respect to any of the actions set forth in subparagraphs (ii), (iv), (v), (vi), (vii), (viii),
(ix), (x), (xiv) and (xv) of this paragraph 5(c).

               (d) Affirmative Covenants. Prior to the consummation of a Qualified Public Offering, the Company shall, and shall cause each Subsidiary to, unless otherwise approved by the Investors (so long as the Investors and their Affiliates hold at least 50% of the Common Stock owned by Investors on the date hereof) and by ARI (so long as ARI and its Affiliates hold at least 50% of the Common Stock owned by ARI on the date hereof):

                      (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

                      (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

                      (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                      (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                      (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

                      (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

                      (vii) maintain and continue in effect the key man policy on the life of Alan Vituli referred to in paragraph 2K of the Purchase Agreement;

                      (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

                      (ix) until the aggregate principal amount, premium, if any, and all interest is paid in full, comply in all respects with the terms and provisions of that certain Indenture, dated as of August 17, 1993 (the "Indenture"), as in effect from time to time, including, but not limited to, providing the required notices to the trustee and all holders of securities issued under the Indenture in connection with the transactions contemplated by the Purchase Agreement.

              (e) Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

               (f) Unrelated Business Taxable Income. Except with the Investors' prior written consent, the Company shall not knowingly engage, and shall not knowingly permit any Subsidiary to engage, in any transaction which is reasonably likely to cause any holder of Common Stock or any of such holder's limited partners which are exempt from income taxation under Section 501(a) of the Code and, if applicable, any pension plan that any such limited partner may be a part of, to recognize unrelated business taxable income as defined in
Section 512 and Section 514 of the Code.

               6. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF ________, 1997 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 11 hereof.

               7.     Preemptive Rights.

               (a) Except for issuance of equity securities of the Company or options or other rights to acquire equity securities of the Company:

                      (i)  in  connection  with  a  registered   primary  public
        offering;

                      (ii) to employees of the Company or its Subsidiaries;

                      (iii) to any lender in connection with the incurrence of Indebtedness by the Company or any of its Subsidiaries;

                      (iv) as payment of all or a portion of the purchase price of any business or assets thereof acquired by the Company or any of its Subsidiaries; or

                      (v) upon exercise of any option or other right described in any of clauses (i) through (iv) above or any other option or right to acquire equity securities issued by the Company;

if the Company authorizes the issuance or sale of any equity securities of the Company or any securities containing options or rights to acquire any equity securities of the Company (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each Investor Holder, each ARI Holder and each Management Holder a portion of such stock or securities equal to the percentage of Stockholder Shares owned by such Person. Each Person shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

               (b) In order to exercise its purchase rights hereunder, a Stockholder must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the Stockholders is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment pro rata (based on the number of Stockholder Shares owned by such holders) upon the terms set forth in this paragraph, except that such holders must give written notice of its election to purchase such reoffered stock and securities within 10 days after receipt of such reoffer.

               (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Stockholders who have purchased their full allotment pursuant to paragraph 7(b) pro rata (based on the number of Stockholder Shares owned by such Stockholders).

               (d) The rights pursuant to this paragraph 7 shall terminate upon the consummation of a Public Offering.

               8.   Repurchase Option.

               (a) In the event that Vituli or any Management Investor ceases to be employed by the Company or any of its Subsidiaries as a result of Vituli's or such Management Investor's (as the case may be) termination for Cause (as such term is defined in the Executive Option Agreements) (the "Termination"), any and all Stockholder Shares which Vituli or such Management Investor (as the case may be) has acquired upon the exercise of the option granted to him pursuant to those certain Unvested Stock Option Agreements, dated as of the date of the Closing (whether held by Vituli, such Management Investor or one or more of their respective

Permitted Transferees) (the "Repurchase Shares"), shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this paragraph 8 (the "Repurchase Option").

               (b) The purchase price for each Repurchase Share shall be the lesser of (i) Vituli's or such Management Investor's Original Cost for such Repurchase Share, and (ii) the Fair Market Value for such Repurchase Share.

               (c) The Board may elect to purchase all or any portion of the Repurchase Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Repurchase Shares within 90 days after the Termination. The Repurchase Notice shall set forth the number of Repurchase Shares to be acquired from such holder of Repurchase Shares, the aggregate consideration to be paid therefor and the time and place for the closing of the transaction.

               (d) The closing of the purchase of the Repurchase Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of such notice. The Company shall pay for the Repurchase Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds. The Company shall be entitled to receive from Vituli or the Management Investors (as the case may be) customary representations and warranties regarding the sale of the Repurchase Shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

               (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Repurchase Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Repurchase Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 8 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

               9. Sale of the Company.

               (a) If the Board and the holders of a majority of Stockholder Shares (including the Investors and ARI, to the extent that the approval of the Investors and/or ARI is required pursuant to the terms of paragraph 5(c)(xv) herein) shall approve a Sale of the Company, the holders of Stockholder Shares shall consent to and raise no objections against the Sale of the Company, and if the Sale of the Company is structured as a sale of capital stock, the holders of Stockholder Shares shall agree to sell their Stockholder Shares on the terms and conditions approved by the Board, the holders of a majority of the Stockholder Shares and the Investors and ARI (as the case may be). The holders of Stockholder Shares shall take all necessary and desirable actions in connection with the consummation of the Sale of the Company.

               (b) The obligations of the holders of Stockholder Shares with respect to the Sale of the Company is subject to the satisfaction of the condition that, upon the consummation of the Sale of the Company, all of the holders of Stockholder Shares receive the same form and amount of consideration per Stockholder Share, or if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, all holders be given the same option.

               (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative.
However, if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

               (d) Holders of Stockholder Shares shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Stockholder Shares on their own behalf shall not be considered costs of the transaction hereunder.

               (e) The provisions of this paragraph 9 shall terminate upon the completion of a Qualified Public Offering.

               (f) "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

               10. Transfers; Future Sales. Prior to any holder of Stockholder Shares Transferring any Stockholder Shares (other than pursuant to an Exempt Transfer) to any Person and prior to the Company issuing any Common Stock (other than pursuant to a Public Offering) or any options or other rights to acquire Common Stock or any securities convertible into or exchangeable for such Common Stock to any Person, such holder or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement as a holder of Stockholder Shares and to execute and deliver to the Company and the other Stockholders a counterpart to this Agreement.

               11.  Definitions.

               "Affiliate" has the meaning set forth in paragraph 4(e).

               "Approved  Sale"  has  the  meaning  set  forth  in  subparagraph
5(c)(xv).

               "ARI" has the meaning set forth in the preamble.

               "ARI Holders" means ARI and its Affiliates so long as they hold any Stockholder Shares.

               "ARI Material Change" shall have occurred if (i) either of the two ARI Directors as of the date hereof who are officers or employees of ARI or its Affiliates cease to serve as a director on the Board; provided, however, that ARI shall have one opportunity, which shall not be deemed an ARI Material Change, to replace such ARI Director with a new ARI Director, so long as such individual is reasonably acceptable to the Investors, it being understood that Robin McIlvenny, Victor Kiarsis and James Conlon shall be deemed reasonably acceptable to the Investors, (ii) any Person or group of affiliated Persons acquires (x) more than 51% of the issued and outstanding capital stock or other equity ownership interests of Bahrain International Bank (E.C.) or (y) the right to elect a majority of the members of its board of directors or other governing body, (iii) Bahrain International Bank (E.C.) ceases to own directly or indirectly through one or more Wholly-Owned Subsidiaries (x) at least 51% of the issued and outstanding capital stock of ARI or (y) the right to elect a majority of the members of the board of directors of ARI or (iv) there occurs any event which affects the control of Bahrain International Bank (E.C.) or its ability to exercise its rights or to perform its obligations under this Agreement, regardless of whether such event results in the occurrence of any of the events set forth in (i), (ii) or (iii) above.

               "Board" has the meaning set forth in the preamble.

               "Change of Control" shall have the meaning set forth in the Executive Option Agreements.

               "Closing" has the meaning set forth in the Purchase Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

               "Common Stock" means the Company's Common Stock, par value $0.01 per share.

               "Company" has the meaning set forth in the preamble.

               "Executive Option Agreements" shall have the meaning set forth in the Stock Purchase Agreement.

               "Fair Market Value" of each Repurchase Share means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Repurchase Shares under paragraph 8 hereof).

               "Indebtedness"  means at a particular time, without  duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

               "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

               "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

               "Investor Directors" has the meaning set forth in paragraph 1(a).

               "Investor Holder" means the Investors and their Affiliates so long as they hold any Stockholder Shares.

               "Investor Material Change" shall have occurred if a majority of the principals of the general partner (the "GP") of the general partner of the Investors cease to be officers of the GP and two or more of Benjamin D.
Chereskin, Robin P. Selati and William J. Hunckler III cease to be officers of the GP.

               "Investors" has the meaning set forth in the preamble.

               "Lien" has the meaning set forth in the Stock Purchase Agreement.

               "Loan Agreement" has the meaning set forth in the Stock Purchase Agreement.

               "Management Director" has the  meaning  set  forth  in  paragraph
1(a).

               "Management Holder" means Vituli and each Management Investor so long as such individual holds any Stockholder Shares.

               "Management Investor" means Daniel T. Accordino and Joseph A. Zirkman.

               "1996 Plan" has the meaning set forth in the Purchase Agreement.

               "Original Cost" of each Repurchase Share shall be equal to $101.7646 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

               "Permitted Transferee" has the meaning set forth in paragraph 4(e) hereof.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Public Offering" means the sale of shares of the Company's Common Stock in a public offering registered under the Securities Act.

               "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

               "Purchase Agreement" has the meaning set forth in the preamble.

               "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock resulting in aggregate gross proceeds to the Company of at least $50 million and a price per share of not less than $108.2353 (as such amount is equitably adjusted for subsequent stock splits, stock dividends and recapitalizations).

               "Restricted Securities" has the meaning set forth in the Purchase Agreement.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, or any similar federal law then in place.

               "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

               "Stockholder Shares" means (i) any Common Stock held by a Stockholder as of the date hereof, (ii) any Common Stock issued or issuable to a Stockholder under any options held by such Stockholder as of the date hereof,
(iii) any other shares of any class or series of capital stock of the Company held by a Stockholder, and (iv) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i), (ii), or (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and after any Transfer permitted by this Agreement, any such shares owned by the transferee thereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. Notwithstanding the foregoing, for purposes of paragraph 4(d) hereof, any unvested options held by any Stockholder shall be included in the calculation of the percentage of Stockholder Shares owned by such Stockholder, but shall not be included as Specified Shares.

               "Stockholders" has the meaning set forth in the preamble.

               "Sub Board" has the meaning set forth in paragraph 1(a).

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or

Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

               "Threshold Amount" has the meaning set forth in paragraph 5(c)(vii).

               "Transfer" has the meaning set forth in paragraph 4(a).

               "Vituli" has the meaning set forth in the preamble.

               "Wholly-Owned Subsidiary" has the meaning set forth in the Stock Purchase Agreement.

               12. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

               13. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Investor Holders, the ARI Holders or the holders of Stockholder Shares unless such modification, amendment or waiver is approved in writing by the Company, the Investors, ARI or the holders of a majority of the Stockholder Shares, respectively. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

               14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               15. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold

Stockholder Shares; provided that neither the Investors nor ARI may assign its rights under this Agreement to any subsequent holder of Stockholder Shares except to an Investor Holder or a ARI Holder, respectively.

               17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               18. Remedies. The Company and the holders of Stockholder Shares shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor Holder, any ARI Holder and any Management Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

               19. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service as follows:

               (a)    Notices to the Company and the Management Holders:

                      Carrols Holdings Corporation
                      968 James Street
                      Syracuse, New York 13203
                      Attn:  Mr. Alan Vituli

                      With copies (which shall not constitute notice) to:

                      Schulte Roth & Zabel LLP
                      900 Third Avenue
                      New York, NY  10022
                      Attn:  Andre Weiss, Esq.

               (b)    Notices to the Investors:

                      Madison Dearborn Capital Partners, L.P.
                      Three First National Plaza
                      Suite 1330
                      Chicago, IL 60602

                     Attn: Benjamin D. Chereskin, Robin P. Selati
                           and William J. Hunckler III

                      Madison Dearborn Capital Partners II, L.P.
                      Three First National Plaza
                      Suite 1330
                      Chicago, IL 60602
                      Attn: Benjamin D. Chereskin, Robin P. Selati
                            and William J. Hunckler III

                      With copies (which shall not constitute notice) to:

                      Kirkland & Ellis
                      200 East Randolph Drive
                      Chicago, IL 60601
                      Attn:  Edward T. Swan, Esq.

               (c)    Notices to ARI:

                      Atlantic Restaurants, Inc,
                      c/o Dilmun Investments, Inc.
                      Metro Center
                      One Station Place
                      Stamford, CT 06902
                      Attn:  Paul Durrant

                      With copies (which shall not constitute notice) to:

                      Pryor, Cashman, Sherman & Flynn
                      410 Park Avenue, 10th floor
                      New York, NY 10022
                      Attn:  Selig Sacks, Esq.

               20. Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

               21. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

               22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                     * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       CARROLS HOLDINGS CORPORATION

                                       By
                                         ---------------------------------------

                                       Its
                                         ---------------------------------------


                                        MADISON DEARBORN CAPITAL
                                        PARTNERS, L.P.

                                        By   Madison Dearborn Partners, L.P.
                                             Its General Partner

                                             By  Madison Dearborn Partners, Inc.
                                             Its General Partner

                                                 By
                                                   -----------------------------
                                                   Benjamin D. Chereskin
                                                 Its
                                                   -----------------------------

                                        MADISON DEARBORN CAPITAL
                                        PARTNERS II, L.P.

                                        By   Madison Dearborn Partners II, L.P.
                                        Its  General Partner

                                             By  Madison Dearborn Partners, Inc.
                                             Its General Partner

                                                 By
                                                    ----------------------------
                                                    Benjamin D. Chereskin
                                                 Its
                                                    ----------------------------

                                         ATLANTIC RESTAURANTS, INC.


                                         By
                                            ------------------------------------

                                         Its
                                            ------------------------------------

                                            ------------------------------------
                                            Alan Vituli


                                            ------------------------------------
                                            Daniel T. Accordino


                                            ------------------------------------
                                            Joseph A. Zirkman

The undersigned, as the indirect owner of all or substantially all of the outstanding capital stock of Atlantic Restaurants, Inc., does hereby guarantee the obligations of Atlantic Restaurants, Inc. under this Stockholders Agreement and shall cause Atlantic Restaurants, Inc. to comply with the provisions of this Stockholders Agreement.

                                            BAHRAIN INTERNATIONAL BANK, E.C.

                                            By
                                            ------------------------------------

                                            Its
                                            ------------------------------------

                            SCHEDULE OF STOCKHOLDERS


Name and Address                                    Number of Stockholder Shares
----------------                                    ----------------------------

Atlantic Restaurants, Inc.
c/o Dilmun Investments, Inc.
Metro Center
One Station Place
Stamford, CT 06902
Attn.:  Paul Durrant

Madison Dearborn Capital Partners, L.P.
Three First National Plaza
Suite 1330
Chicago, IL 60602
Attn.:  Benjamin D. Chereskin, Robin P. Selati, and William J. Hunckler III

Madison Dearborn Capital Partners II, L.P.
Three First National Plaza
Suite 1330
Chicago, IL 60602
Attn.:  Benjamin D. Chereskin, Robin P. Selati, and William J. Hunckler III

Alan Vituli
c/o Carrols Corporation
968 James Street
Syracuse, NY 13203

Daniel T. Accordino
c/o Carrols Corporation
968 James Street
Syracuse, NY 13203

Joseph A. Zirkman
c/o Carrols Corporation
968 James Street
Syracuse, NY 13203